Exhibit 99.1
Marine Petroleum Trust

News Release

MARINE PETROLEUM TRUST
ANNOUNCES THIRD QUARTER CASH DISTRIBUTION
     DALLAS, Texas, August 19, 2008 — U. S. Trust, as Trustee of the Marine Petroleum Trust (NASDAQ: MARPS), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.769788 per unit, payable on September 29, 2008, to unit holders of record on August 29, 2008.
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Contact:	Ron E. Hooper Senior Vice President U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free — 800.985.0794